as of August 1, 1998


Windswept Environmental Group, Inc.
Trade-Winds Environmental Restoration, Inc.
North Atlantic Laboratories, Inc.
New York Testing Laboratories, Inc.
100 Sweeneydale Avenue
Bay Shore, NY 11706

          Re: Loan and Security Agreement dated as of June 1, 1998 (the "Loan Agreement")

Gentlemen:

     This is to confirm our mutual agreement to correct an error in the Loan Agreement as to the amount of the origination fee as set forth in paragraph 2.8 of the Loan Agreement which inaccurately calculated same on only the amount of the revolving credit facility when it should have been calculated on the amount of both the revolving credit facility and the term loan. Accordingly, we have mutually agreed to modify paragraph 2.8 of the Loan Agreement to read as follows:

     2.8 Origination Fee. In consideration of BACC entering this Agreement, Borrower shall pay BACC an origination fee of Twenty Four Thousand Four Hundred Fifty Dollars ($24,450.00), $2,037.50 of which shall be paid on execution hereof and the balance in eleven monthly installments of $2,037.50 commencing on July 1, 1998 and on the same day of each month thereafter until paid in full, and thereafter an origination fee of Twenty Four Thousand Four Hundred Fifty Dollars ($24,450.00) on each annual anniversary of the date hereof.

     Except as herein set forth, the Loan Agreement and all other Loan Documents shall remain in full force and effect.

                                        Business Alliance Capital Corp.

                                             By:  /s/ Tedd Koppa
                                                --------------------------------
                                                Name: Tedd Koppa
                                                Title: Chief Executive Officer


Agreed to:

Windswept Environment Group, Inc.
And other Borrowers under the Loan Agreement

By:  /s/ Michael O'Reilly
     ----------------------------
     Name: Michael O'Reilly
     Title: President